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Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource Government Income Series, Inc.:
          RiverSource Short Duration U.S. Government Fund
          RiverSource U.S. Government Mortgage Fund




We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.

                                      /s/   KPMG LLP
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                                            KPMG LLP


Minneapolis, Minnesota
July 25, 2006